Carla Baca
Director of Corporate Communications
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS RESULTS FOR THE SECOND QUARTER

NASHVILLE, Tennessee, August 2, 2017 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the second quarter ended June 30, 2017. The Company reported net income of $25.2 million or $0.22 per diluted common share for the quarter. Normalized FFO for the three months ended June 30, 2017 totaled $0.39 per diluted common share.

Salient quarterly highlights include:

•	Normalized FFO for the second quarter grew 2.8% year-over-year to $45.3 million.

•	For the trailing twelve months ended June 30, 2017, same store revenue grew 2.9%, operating expenses increased 1.3%, and same store NOI grew 3.9%:

◦	Same store revenue per average occupied square foot increased 2.3%.

◦	Average same store occupancy increased to 89.2% from 88.7%.

•	Four predictive growth measures in the same store multi-tenant portfolio:

◦	Contractual rent increases occurring in the quarter averaged 3.0%, and contractual rent increases for leases commencing in the quarter will average 3.3%.

◦	Cash leasing spreads were 9.5% on 285,000 square feet renewed:

•	0% (<0% spread)

•	3% (0-3%)

•	35% (3-4%)

•	62% (>4%)

◦	Tenant retention was 90.3%.

◦	The average yield on renewed leases increased 130 basis points.

•	Leasing activity in the second quarter totaled 472,000 square feet related to 136 leases:

◦	303,000 square feet of renewals

◦	169,000 square feet of new and expansion leases

•	Acquisitions totaled $67.1 million since the end of the first quarter:

◦
In June 2017, the Company purchased a medical office building on Sutter Health's Santa Rosa Regional Hospital campus in the San Francisco market for $26.8 million. The building is 76,000 square feet and 100% leased.

◦
Also in June 2017, the Company purchased a medical office building on Trinity Health's Holy Cross Hospital campus in the Washington, DC area for $24.0 million. The building is 62,000 square feet and 100% leased.

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◦
In July 2017, the Company purchased a medical office building on HCA's West Hills Hospital and Medical Center campus in Los Angeles for $16.3 million. The building is 43,000 square feet, 93% leased, and is immediately adjacent to the West Hills Medical Center MOB that Healthcare Realty acquired in May 2016.

•
The Company completed the core and shell of a 100,000 square foot medical office building on June 30, 2017. The building represents the Company's third development on CHI's St. Anthony Hospital campus in Denver. The first tenant, a 13,000 square foot surgery center, is expected to take occupancy in August 2017. The balance of the initial leasing, currently 35% of the building, is expected to take occupancy through the first quarter of 2018.

•	Dispositions totaled $38.2 million for the quarter, including one inpatient rehabilitation facility for $14.5 million and two medical office buildings for $23.7 million.

•	A dividend of $0.30 per common share was declared, which is equal to 76.9% of normalized FFO per share.

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. As of June 30, 2017, the Company had gross investments of approximately $3.6 billion in 197 real estate properties in 26 states totaling approximately 14.5 million square feet. The Company provided leasing and property management services to approximately 10.9 million square feet nationwide.
__________________________________________________________________________________________________________

Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2016 under the heading "Risk Factors," and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements. A reconciliation of all non-GAAP financial measures in this release appears beginning on page 5.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Balance Sheets (1)
(amounts in thousands, except per share data)

ASSETS
Real estate properties:	6/30/2017	12/31/2016
Land	$193,072	$199,672
Buildings, improvements and lease intangibles	3,388,734	3,386,480
Personal property	10,155	10,291
Construction in progress	—	11,655
Land held for development	20,123	20,123
Total real estate properties	3,612,084	3,628,221
Less accumulated depreciation and amortization	(864,573)	(840,839)
Total real estate properties, net	2,747,511	2,787,382
Cash and cash equivalents	2,033	5,409
Restricted cash	9,151	49,098
Assets held for sale and discontinued operations, net	8,767	3,092
Other assets, net	191,036	195,666
Total assets	$2,958,498	$3,040,647

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Notes and bonds payable	$1,203,146	$1,264,370
Accounts payable and accrued liabilities	62,121	78,266
Liabilities of properties held for sale and discontinued operations	398	614
Other liabilities	46,556	43,983
Total liabilities	1,312,221	1,387,233
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 300,000 and 150,000 shares authorized; 116,545 and 116,417 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	1,165	1,164
Additional paid-in capital	2,923,519	2,917,914
Accumulated other comprehensive loss	(1,316)	(1,401)
Cumulative net income attributable to common stockholders	1,052,326	995,256
Cumulative dividends	(2,329,417)	(2,259,519)
Total stockholders' equity	1,646,277	1,653,414
Total liabilities and stockholders' equity	$2,958,498	$3,040,647

(1)
The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Income (1)
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues
Rental income	$104,869	$101,472	$208,957	$200,212
Other operating	376	1,170	857	2,451
	105,245	102,642	209,814	202,663
Expenses
Property operating	38,184	36,263	76,018	71,668
General and administrative	8,005	7,756	16,699	15,828
Acquisition and pursuit costs	785	373	1,371	2,547
Depreciation and amortization	34,823	31,290	69,274	61,684
Bad debts, net of recoveries	105	78	171	39
	81,902	75,760	163,533	151,766
Other Income (Expense)
Gain on sales of real estate assets	16,124	1	39,527	1
Interest expense	(14,315)	(14,815)	(28,587)	(29,753)
Pension termination	—	(4)	—	(4)
Impairment of real estate assets	(5)	—	(328)	—
Interest and other income, net	77	93	189	179
	1,881	(14,725)	10,801	(29,577)

Income From Continuing Operations	25,224	12,157	57,082	21,320

Discontinued Operations
Loss from discontinued operations	—	(19)	(17)	(27)
Gain on sales of real estate properties	—	7	5	7
Loss From Discontinued Operations	—	(12)	(12)	(20)

Net Income	$25,224	$12,145	$57,070	$21,300
Basic Earnings Per Common Share:
Income from continuing operations	$0.22	$0.12	$0.50	$0.21
Discontinued operations	0.00	0.00	0.00	0.00
Net income	$0.22	$0.12	$0.50	$0.21
Diluted Earnings Per Common Share:
Income from continuing operations	$0.22	$0.12	$0.49	$0.21
Discontinued operations	0.00	0.00	0.00	0.00
Net income	$0.22	$0.12	$0.49	$0.21
Weighted Average Common Shares Outstanding—Basic	114,721	103,988	114,698	102,710
Weighted Average Common Shares Outstanding—Diluted	115,674	104,770	115,597	103,471

(1)
The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Reconciliation of FFO, Normalized FFO and FAD
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2017	2016
Net Income Attributable to Common Stockholders	$25,224	$12,145
Gain on sales of real estate properties	(16,124)	(8)
Impairments of real estate assets	5	—
Real estate depreciation and amortization	35,421	31,716
Total adjustments	19,302	31,708
Funds From Operations Attributable to Common Stockholders	$44,526	$43,853
Acquisition and pursuit costs (1)	785	232
Pension termination	—	4
Revaluation of awards upon retirement	—	—
Normalized Funds From Operations	$45,311	$44,089
Non-real estate depreciation and amortization	1,539	1,360
Provision for bad debt, net	105	78
Straight-line rent receivable, net	(1,623)	(1,907)
Stock-based compensation	2,453	1,850
Non-cash items	2,474	1,381
2nd generation TI	(3,680)	(5,559)
Leasing commissions paid	(984)	(1,587)
Capital additions	(5,667)	(5,653)
Funds Available for Distribution	$37,454	$32,671
Funds from Operations per Common Share—Diluted	$0.38	$0.42
Normalized Funds From Operations Per Common Share—Diluted	$0.39	$0.42
Funds Available for Distribution Per Common Share—Diluted	$0.32	$0.31
Weighted Average Common Shares Outstanding - Diluted	115,674	104,770

(1)
Acquisition and pursuit costs include third party and travel costs related to the pursuit of acquisitions and developments. Beginning in 2017, FFO and FAD are normalized for all acquisition and pursuit costs. Prior to 2017, FFO and FAD were normalized for acquisition and pursuit costs associated with only those acquisitions that closed in the period. These changes were prompted by the Company's adoption of ASU 2017-01 which was effective January 1, 2017.

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HEALTHCARE REALTY TRUST INCORPORATED
Use of Non-GAAP Measures

Management considers funds from operations ("FFO"), FFO per share, normalized FFO, normalized FFO per share, funds available for distribution ("FAD") and FAD per share to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical or future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization (including amortization of leasing commissions), and after adjustments for unconsolidated partnerships and joint ventures.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses and other normalizing items that are unusual and infrequent in nature. FAD is presented by adding to Normalized FFO non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense and provision for bad debts, net; and subtracting maintenance capital expenditures, including second generation tenant improvements and leasing commissions paid and straight-line rent income, net of expense. The Company's definition of these terms may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and is not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO, Normalized FFO and FAD should be reviewed in connection with GAAP financial measures.

Management believes FFO, FFO per share, Normalized FFO, Normalized FFO per share, and FAD provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, Normalized FFO per share and FAD can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs.

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